                                                                      Exhibit 23


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.33-95828, No. 333-03843 and No. 333-19581) and on
Form S-8 (No. 33-98262, No. 33-98264 and No. 333-69152) of UroMed Corporation of our report dated February 20, 2002, except for Note 17, as to which the date is March 27, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 1, 2002

                                       60